News Release

Company Contact:
Jaime N. Marcus
Director, Investor Relations
(240) 223-2735
jmarcus@first-potomac.com

FIRST POTOMAC REALTY TRUST ANNOUNCES REDEMPTION OF REMAINING 7.750% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES

Proceeds from the Prepayment of the $34 Million 950 F Street, NW Mezzanine Loan will be Utilized to Fund the Redemption

BETHESDA, MD (June 6, 2016) - First Potomac Realty Trust (NYSE: FPO) (the “Company”), a leading owner of office and business park properties in the greater Washington D.C. region, today announced that it intends to redeem the remaining 600,000 outstanding shares of its 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the “Series A Preferred Shares”) on July 6, 2016 (the “Redemption Date”). The Company will utilize proceeds from the prepayment of the $34 million 950 F Street, NW mezzanine loan, which was prepaid on June 2, 2016, to fund the redemption of the remaining $15 million in aggregate principal amount of Series A Preferred Shares and to repay outstanding indebtedness. The mezzanine loan was freely pre-payable as of December 21, 2015. The Series A Preferred Shares will be redeemed at a redemption price of $25.00 per share, plus the amount equal to all accrued and unpaid dividends on each Series A Preferred Share to be redeemed from May 16, 2016 up to, but not including, the Redemption Date.
Dividends on the Series A Preferred Shares will cease to accrue on the Redemption Date.  Upon redemption, the Series A Preferred Shares will no longer be outstanding, and all rights of the holders will terminate, except the right of the holders of the redeemed shares to receive the cash payable upon such redemption, without interest. Upon redemption, the Series A Preferred Shares will be delisted from trading on the New York Stock Exchange on the Redemption Date.
All Series A Preferred Shares are held in book-entry form through the Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. Payment to DTC for the Series A Preferred Shares will be made by American Stock Transfer & Trust Company, LLC as redemption agent.
The address for the redemption agent is as follows:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attn: Reorganization Dept.
E-mail: info@amstock.com

About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) and preferred shares (NYSE: FPO-PA) are publicly traded on the New York Stock Exchange. As of March 31, 2016, our consolidated portfolio totaled 6.5 million square feet. Based on annualized cash basis rent, our portfolio consists of 64% office properties and 36% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and approximately half of the portfolio's multi-story office square footage is LEED or Energy Star Certified.

Forward-Looking Statements

The forward-looking statements contained in this press release, including statements regarding our plans and expectations with respect to the redemption of the Series A Preferred Shares, are subject to various risks and uncertainties. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on attractive terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the Securities and Exchange Commission; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond the Company's ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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